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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                SEPTEMBER 4, 2001

                                 Date of Report
                        (Date of earliest event reported)



                         PRECISE SOFTWARE SOLUTIONS LTD.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



          ISRAEL                    000-30828                  NOT APPLICABLE
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(State or Other Jurisdiction       (Commission                 (IRS Employer
     of Incorporation)             File Number)              Identification No.)




              1 HASHIKMA STREET, P.O. BOX 88, SAVYON 56518, ISRAEL
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               (Address of Principal Executive Offices) (ZIP Code)





      Registrant's telephone number, including area code: 972 (3) 635-2566
                                                          ----------------



          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On September 4, 2001, Precise Software Solutions Ltd. ("Precise") and
W. Quinn Associates, Inc. ("W. Quinn") entered into an Agreement and Plan of Merger dated September 4, 2001 (the "Merger Agreement"), pursuant to which W. Quinn merged (the "Merger") with and into WQ Acquisition Corporation, a wholly-owned subsidiary of Precise. The Merger closed on September 4, 2001.

         Under the terms of the Merger Agreement, the stockholders of W. Quinn received an aggregate of $18,387,468 in cash and 774,413 ordinary shares of Precise in exchange for all of the outstanding capital stock of W. Quinn. In addition, Precise paid $1,762,793 in cash to W. Quinn, which W. Quinn used to pay expenses incurred in connection with the Merger Agreement. If revenue from
W. Quinn's products and services exceeds certain thresholds in the 12 months ending September 4, 2002, Precise will pay additional consideration equal to
1.625 times the amount by which such revenue exceeds $10 million (up to a maximum of $18 million in revenue) and 1.5 times the amount by which such revenue exceeds $18 million (up to a maximum of $21 million in revenue). The additional consideration will be payable in ordinary shares of Precise (and cash, in certain circumstances). The source of consideration for this acquisition came from the authorized share capital of Precise and from Precise's cash on hand.

         The terms of this transaction were the result of arm's-length negotiations between the management of Precise, management of W. Quinn and the stockholders of W. Quinn. The terms of the Merger are more fully described in the Merger Agreement (attached as Exhibit 2.1 to this report on Form 8-K).

         The stockholders of W. Quinn are also entitled to certain registration rights with respect to their ordinary shares as detailed in the Registration Rights Agreement dated as of September 4, 2001, between Precise and Najaf Husain and William Peake, Sr., as agents for the stockholders of W. Quinn (attached as Exhibit 4.1 to this report on Form 8-K).

         As a consequence of the Merger, Precise acquired all of the assets of
W. Quinn, including equipment and physical property. W. Quinn had used these assets to create and market various storage resource and performance management solutions which currently support the Microsoft(R) Windows(R) NT/2000 platforms. Precise expects to continue to use those assets for similar purposes.
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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) The financial statements of W. Quinn will be filed by amendment not later than 60 days from the date hereof.

         (b) The pro forma financial information of the combined company will be filed by amendment not later than 60 days from the date hereof.

         (c)  Exhibits.
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              2.1  Agreement and Plan of Merger dated September 4, 2001 by and among Precise Software Solutions Ltd., WQ Acquisition Corporation, W. Quinn Associates, Inc. and certain stockholders of W. Quinn Associates, Inc.

              4.1 Registration Rights Agreement dated September 4, 2001 by and among Precise Software Solutions Ltd. and Najaf Husain and William Peake, Sr., as agents for the stockholders of W. Quinn Associates, Inc.

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                                   SIGNATURES
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             PRECISE SOFTWARE SOLUTIONS LTD.


Date: September 19, 2001                     By: /s/ J. Benjamin H. Nye
                                                 -----------------------------
                                                 J. Benjamin H. Nye
                                                 Chief Financial Officer


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                                  EXHIBIT INDEX
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         Exhibit
         Number                 Description
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          2.1   Agreement and Plan of Merger dated September 4, 2001 by and among Precise Software Solutions Ltd., WQ Acquisition Corporation, W. Quinn Associates, Inc. and certain stockholders of W. Quinn Associates, Inc.

          4.1 Registration Rights Agreement dated September 4, 2001 by and among Precise Software Solutions Ltd. and Najaf Husain and William Peake, Sr., as agents for the stockholders of W. Quinn Associates, Inc.